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                                                                    Exhibit 1.1

                             UNDERWRITING AGREEMENT

                              Dated: [ ] ___, 200__

                            NATIONAL CITY CORPORATION

                            (a Delaware corporation)

                             Senior Debt Securities

                          Subordinated Debt Securities

                                 Preferred Stock

                 Depositary Shares Representing Preferred Stock

                             UNDERWRITING AGREEMENT

                                                              [        ], 200__




To the: [Underwiter[s] named in Exhibit A]

[Representative[s] of the Underwriters named in Exhibit A]

Ladies and Gentlemen:

         National City Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time, either together or separately, certain of its (i) senior debt securities (the "Senior Securities") and/or (ii) subordinated debt securities (the "Subordinated Securities," and together with the Senior Securities, the "Debt Securities"), and/or (iii) preferred stock (the "Preferred Stock"), and/or (iv) depositary shares which represent fractional interests in the Preferred Stock (the "Depositary Shares"), in one or more offerings on terms determined at the time of sale and set forth in a terms agreement in the form of Exhibit A hereto (the "Terms Agreement"). The Debt Securities and Preferred Stock may be convertible into the Company's Common Stock, with par value of $4.00 per share (the "Common Stock," and together with the Preferred Stock, the "Capital Shares"), as set forth in the applicable
Terms Agreement relating thereto.

         The Senior Securities are to be issued under an Indenture to be dated
as of [            ], 2003 (as it may be amended or supplemented from time to time, the "Senior Indenture"), between the Company and The Bank of New York ("BONY"), as trustee (the "Senior Trustee"). The Subordinated Securities are to
be issued under an Indenture to dated as of [         ], 2003 (as it may be
amended or supplemented from time to time, the "Subordinated Indenture"), between




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the Company and BONY, as trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures." The Senior Securities and the Subordinated Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, exchange terms, if any, conversion terms and other specific terms as set forth in the applicable Terms Agreement relating thereto.

         Each issue of Preferred Stock may vary as to the specific number of shares, title, stated value and liquidation preference, issuance price, dividend rate or rates (or method of calculation), dividend payment dates, redemption or sinking fund requirements, conversion and exchange provisions and any other variable terms as set forth in the applicable Terms Agreement relating to such Preferred Stock. If the Preferred Stock is to be offered in the form of Depositary Shares, the Preferred Stock will, when issued, be deposited by the Company against delivery of depositary receipts (the "Depositary Receipts") to be issued under a deposit agreement (the "Deposit Agreement"), to be entered into among the Company, a depositary institution (the "Depositary") and the holders from time to time of the Depositary Receipts issued thereunder. The Depositary Receipts will evidence the Depositary Shares and each Depositary Share will represent a fractional interest (as set forth in the applicable Terms Agreement) in a Share of a particular series of Preferred Stock. The Preferred Stock, together, if applicable, with the Depositary Shares are hereinafter referred to as the "Shares".

         The Debt Securities and Shares, to be issued and sold as specified in the applicable Terms Agreement, shall collectively be referred to herein as the "Offered Securities". As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms specified as Underwriter or Underwriters in the applicable Terms Agreement relating to the Offered Securities and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as specified in the applicable Terms Agreement.

         Whenever the Company determines to make an offering of Offered Securities, the Company will enter into a Terms Agreement providing for the sale of the applicable Offered Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the Offered Securities shall specify whether Senior Securities, Subordinated Securities, Preferred Stock or Depositary Shares are to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount or number of Offered Securities which each such Underwriter severally agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment and other specific terms. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Offered Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter participating in the offering of such Offered Securities.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No.
333-[    ]), including a prospectus, relating to the Offered Securities and the offering thereof from time to time in



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accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933
Act") . Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the applicable Offered Securities, the terms of the offering thereof and the other matters set forth therein will be prepared and filed pursuant to Rule 424 under the 1933 Act in connection with any offering of Offered Securities. Any such prospectus supplement, in the form first filed after the date of the applicable Terms Agreement pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the date of the applicable Terms Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information") and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein; provided that, if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement; and PROVIDED, FURTHER, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet") , as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule
424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR")

Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to each of the Underwriters as of the date hereof, as of the date of each Terms Agreement and as of the Closing Time referred to in Section 2(b) that:

                           (i) The Company meets the requirements for use of
                  Form S-3 under the 1933 Act. Each of the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or



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                  are pending or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

                           (ii) As of the effective date of the Registration
                  Statement and any amendment thereto and as of the applicable filing date as to any Prospectus Supplement and any amendment thereto, (A) the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the "1939 Act") , and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") (B) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus. At the Closing Time, the applicable Indenture, if any, will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with any offering hereunder was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (iii) The documents incorporated by reference or
                  deemed to be incorporated in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, as of the applicable effective date of the Registration Statement and any amendment thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (iv) The accountants who certified the financial
                  statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.



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                           (v) This Agreement has been duly authorized, executed
                  and delivered by the Company; and upon execution and delivery of each Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered by the Company.

                           (vi) The financial statements incorporated by
                  reference in the Registration Statement present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.

                           (vii) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) except for regular quarterly dividends on the Company's Common Stock, [the Company's Preferred Stock, stated value $50 per share,] and the Company's repurchase of its Common Stock [and Preferred Stock] pursuant to its publicly announced stock repurchase programs, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock.

                           (viii) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                           (ix) Each "significant subsidiary" of the Company (as
                  such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act Regulations) (a "Significant Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such



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                  qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; except as otherwise stated in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, except for director's qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (x) The Offered Securities conform in all material
                  respects to the summary descriptions thereof contained or incorporated by reference in the Prospectus and such summary descriptions conform to the rights set forth in the instruments defining the same.

                           (xi) The authorized, issued and outstanding capital
                  stock of the Company set forth in the Prospectus in the second paragraph under each of "Description of Preferred Stock" and "Description of Common Stock" (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus) is accurate as of the date indicated in such section; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement.

                           (xii) If the Offered Securities include Preferred
                  Stock, such Preferred Stock shall, on the date of the Terms Agreement relating to such Offered Securities, be duly authorized and, when such Preferred Stock is duly executed and delivered and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Preferred Stock will have been validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such Preferred Stock will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Preferred Stock has been, or at the Closing Time will be, validly and sufficiently taken; and, if the Offered Securities include Preferred Stock that is to be represented by Depositary Shares, then, upon deposit by the Company of such Preferred Stock with the Depositary pursuant to the Deposit Agreement and the execution of the Depositary of the Depositary Receipts evidencing the Depositary Shares, such Depositary Shares shall represent legal and valid interests in such Preferred Stock; and, if the Offered Securities include Preferred Stock that is convertible into Common Stock ("Convertible Preferred Stock"), then such Preferred Stock shall be convertible into Common Stock in accordance with its terms and the terms of a Convertible Preferred Stock prospectus supplement (a "Convertible Prospectus Supplement").

                           (xiii) If the Offered Securities include Debt
                  Securities, such Debt Securities shall, on the date of the Terms Agreement relating to such Debt Securities, be duly authorized for issuance and sale pursuant to this Agreement



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                  and, when such Debt Securities are duly executed,
                  authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor in accordance with this Agreement and the applicable Terms Agreement, such Debt Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the applicable Indenture; and the Indentures conform in all material respects to all statements relating thereto contained in the Prospectus; and, if the Offered Securities include Debt Securities that are convertible into Common Stock ("Convertible Debt Securities"), then such Debt Securities shall be convertible into Common Stock in accordance with their terms and the terms of a Convertible Prospectus Supplement.

                           (xiv) If applicable, the shares of Common Stock
                  issuable upon conversion of any issue of Convertible Debt Securities or Convertible Preferred Stock have been duly and validly authorized and, prior to the issuance of such issue, reserved for issuance upon such conversion by all necessary corporate action and such shares of Common Stock, when issued upon such conversion, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

                           (xv) If the Offered Securities include Debt
                  Securities, the applicable Indenture has been duly authorized by the Company, will be substantially in the form filed as an exhibit to the Registration Statement and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the summary descriptions of the applicable Indenture set forth in the Prospectus conforms in all material respects to the provisions contained in the applicable Indenture.

                           (xvi) If the Offered Securities include Depositary
                  Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company prior to the issuance of the Offered Securities, and, when duly executed and delivered by the Company and the Depositary, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).



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                           (xvii) If the Offered Securities include Depositary
                  Shares, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforceability of such rights may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (xviii) Neither the Company nor any Significant
                  Subsidiary is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or of any of its Significant Subsidiaries may be subject; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement, the Indentures and the Deposit Agreement by the Company, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement and in the Registration Statement, and compliance by the Company with the terms of this Agreement, the applicable Terms Agreement, Indentures and the Deposit Agreement do not and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its Significant Subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

                           (xix) No filing with, or authorization, approval,
                  consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indentures or the Deposit Agreement by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations (which requirements have been met) or state securities laws and except for the qualification of the Indentures under the 1939 Act.

                           (xx) There is no action, suit or proceeding before or
                  by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement



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                  (other than as disclosed therein), or which might result in a
                  Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise, or, which might materially or adversely affect the consummation of this Agreement or any Terms Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any subsidiary, are considered in the aggregate, not material; and there are no contracts or documents of the Company or any Significant Subsidiary which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

                           (xxi) The Company and its Significant Subsidiaries
                  possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies material to the conduct of the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly, or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs or which is reasonably likely to affect the business prospects of the Company and its subsidiaries considered as one enterprise.

                           (xxii) The Company has not taken and will not take,
                  directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

                  (b) Any certificate signed by any duly authorized officer of the Company or any Significant Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. PURCHASE AND SALE. The several commitments of the Underwriters to purchase Offered Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

                  (a) Payment of the purchase price for, and delivery of, any Offered Securities to be purchased by the Underwriters pursuant to the applicable Terms Agreement shall be made at the office of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Company in the applicable Terms Agreement, at 9:00 A.M., New York City time, on the third (fourth, if the pricing occurs after 4:30 P.M., New York City time, on any given day) business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made by wire transfer in



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         immediately available funds to the account so specified to the
         Underwriters against delivery to you for the respective accounts of the Underwriters of the Offered Securities to be purchased by them. Such Offered Securities, certificates for such Offered Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, shall be in such denominations and registered in such names as you may request in writing at least one full business day prior to the applicable Closing Time. Such Offered Securities, certificates or Depositary Receipts, as applicable, will be made available for examination and packaging by you not later than 10:00 A.M. on the business day prior to Closing Time.

Section 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

                  (a) (i) If reasonably requested by you in connection with the offering of the Offered Securities, the Company will prepare a preliminary prospectus supplement containing such information concerning the Offered Securities as you and the Company deem appropriate and (ii) promptly following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the number or principal amount of Offered Securities covered thereby, the names of the Underwriters participating in the offering and the number or principal amount of Offered Securities which each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information concerning the Offered Securities as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters named therein as many copies of any preliminary prospectus supplement, the Prospectus and the Prospectus Supplement as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations (a "Rule 434 Prospectus") and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York City on the business day immediately succeeding the date of the applicable Terms Agreement.

                  (b) The Company will notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the mailing or the delivery or EDGAR transmission to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (c) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or other document or use any such prospectus to which you or counsel shall reasonably object.

                  (d) The Company will deliver to you as many signed copies of the registration statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and of each amendment thereto for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement, whether by documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission to make the Registration Statement or the Prospectus comply with such requirements.

                  (f) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

                  (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Offered Securities and, if applicable, the Common Stock to be issued upon conversion of Convertible Debt Securities or Convertible Preferred Stock, for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified and will not be obligated to execute a general consent to service of process in any state. In each jurisdiction in which the Offered Securities and, if applicable, the Common Stock, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Offered Securities. The Company will promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities or, if applicable, the Common Stock into which Convertible Debt

         Securities or Convertible Preferred Stock are convertible, for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (i) If and to the extent specified in the applicable Terms Agreement, the Company will use its best efforts to effect the listing of the Offered Securities on the New York Stock Exchange by the Closing Time with respect to the applicable Terms Agreement.

                  (j) For such period of time as is specified in the applicable Terms Agreement, commencing on the date of such Terms Agreement, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Offered Securities or, if such Terms Agreement relates to Convertible Debt Securities or Convertible Preferred Stock, any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to reservations or agreements or any employee stock option plan, stock ownership plan or dividend reinvestment plan).

Section 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any applicable Terms Agreement, including (a) the printing and filing of the Registration Statement, as originally filed and of each amendment thereto, (b) the reproduction and delivery of this Agreement and each Terms Agreement, (c) the preparation, issuance and delivery of the certificates for Offered Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Offered Securities under securities laws in accordance with Section 3(g) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and the Legal Investment Survey (copies of which shall be furnished to the Company promptly after preparation by such counsel), (f) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (g) the reproduction and delivery to the Underwriters of copies of the Indentures, if applicable, and the Blue Sky Survey and any Legal Investment Survey, (h) the fees of rating agencies, (i) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. ("NASD"), and (j) the fees and expenses, if applicable, incurred in connection with the listing of the Offered Securities and the Common Stock issuable upon conversion of any Convertible Debt Securities or Convertible Preferred Stock.

         If a Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a) (i) or (iv) hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters.

Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Offered Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) At the applicable Closing Time:

                           (i) The Registration Statement, including any Rule
                  462(b) Registration Statement, has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. Any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Offered Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424 (b)(7);

                           (ii) The rating assigned by any nationally recognized
                  statistical rating organization to any debt securities or preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms Agreement nor shall any such rating organization have publicly announced that it has placed any debt securities or preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading; and

                           (iii) There shall not have come to the attention of
                  such of you as may be named in the applicable Terms Agreement any facts that would cause such of you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Offered Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) At the applicable Closing Time you shall have received:

                           (i) The favorable opinion, dated as of the applicable
                  Closing Time, of David L. Zoeller, Executive Vice President, General Counsel and Secretary of the Company, or such other counsel for the Company satisfactory to such of you as may be named in the applicable Terms Agreement, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement to the effect that:

                           (A) If the Offered Securities include Debt Securities, the applicable Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (B) If the Offered Securities include Debt Securities, such Debt Securities are in the form contemplated by the applicable Indenture, and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the applicable Indenture and delivered against payment pursuant to this Agreement, as supplemented by the applicable Terms Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and will be entitled to the benefits of the applicable Indenture;

                           (C) If the Offered Securities include Preferred Stock, such shares of Preferred Stock have been duly and validly authorized by all necessary corporate action, and when executed and delivered and issued and paid for in accordance with this agreement, as supplemented by the applicable Terms Agreement, will be validly issued, fully paid and non-assessable and the issuance of such shares of Preferred Stock will not be subject to preemptive rights;

                           (D) The Offered Securities and, if applicable, the Indenture, the Common Stock and the Deposit Agreement conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement;

                           (E) If the Offered Securities include Debt Securities, the applicable Indenture is qualified under the 1939 Act;

                           (F)      If the Offered Securities include
                                    Convertible Debt Securities or Convertible
                                    Preferred Stock, the shares of Common Stock issuable upon conversion of such Convertible Debt Securities or Convertible Preferred Stock have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights;

                           (G) If the Offered Securities include Depositary Shares, the applicable Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (H) If the Offered Securities include Depositary Shares, such Depositary Shares are in the form contemplated by the applicable Deposit Agreement, and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the applicable Deposit Agreement and delivered against payment pursuant to this Agreement, as supplemented by the applicable Terms Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and will be entitled to the benefits of the applicable Deposit Agreement;

                           (I) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                           (J) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-l ("Form T-l") as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;

                           (K) No authorization, approval, consent, order or decree of any court or governmental authority or agency is required in connection with the sale of the Offered Securities under this Agreement and the applicable Terms Agreement other than as may be required under state securities laws;

                           (L) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                           (M)      The Company has corporate power and
                                    authority to own, lease and operate its
                                    properties and to conduct its business as described in the Registration Statement;

                           (N) The Company is duly registered as a bank holding company under the Bank Holding Company Act; to the best knowledge and information of such counsel, after due investigation, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect;

                           (O) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the [first] paragraph under each of "Description of Preferred Stock" and "Description of Common Stock" (except for subsequent issuances, if any, pursuant to reservations or agreements) and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and the Common Stock of the Company conforms to all statements relating thereto contained in the Registration Statement;

                           (P) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, continues to hold a valid certificate to do business as such and has full power and authority to conduct business as such, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best knowledge and information of such counsel, after due investigation, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, to the best knowledge and information of such counsel, after due investigation, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                           (Q) The Registration Statement, including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424
                                    (b); and, to the best knowledge and
                                    information of such counsel, after due
                                    investigation, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission;

                           (R) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder;

                           (S) To the best knowledge and information of such counsel, after due investigation, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or to which any of their property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any such subsidiary, are not material;

                           (T) The information in the Prospectus under the captions "Description of Debt Securities," "Senior Securities", "Subordinated
                                    Securities", "Description of Preferred
                                    Stock", "Description of Depositary Shares" and "Description of Common Stock" and, with respect to the Prospectus Supplement relating to the Offered Securities, any further description with respect to such Offered Securities and, to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

                           (U) To the best knowledge and information of such counsel, after due investigation, there are no material contracts, indentures, deposit agreements, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no material default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, deposit agreement, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference;

                           (V) To the best knowledge and information of such counsel, after due investigation, the execution and delivery of this Agreement and the applicable Terms Agreement (and, if applicable, the Indenture and Deposit Agreement) by the Company and the consummation by the Company of the transactions contemplated herein and therein, do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, deposit agreement, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, or of any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of its properties;

                           (W) If applicable, the Depositary Receipts issued under and in accordance with the provisions of the Deposit Agreement to evidence the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                           (ii) The favorable opinion of Sidley Austin Brown &
                  Wood LLP, counsel for the Underwriters, with respect to the matters set forth in [ ] inclusive and [ ] of subsection (b)
                  (i) of this Section; and

                           (iii) In giving their opinions required by
                  subsections (b) (i) and (b) (ii), respectively, of this Section, the Company's counsel and Sidley Austin Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-l, as to which such counsel need make no statement) at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date of the applicable Terms Agreement and at Closing Time, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) At the applicable Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or which is reasonably likely to affect the business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman or the President or the Deputy Chairman or an Executive or Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time,
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (d) At the time of the execution of this Agreement and at the applicable Closing Time, you shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion the consolidated financial statements and supporting schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations with respect to registration statement Form S-3 and the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) at a specified date not more than three days prior to the date of such letter, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in the total earning assets or total assets of the Company and its subsidiaries, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement or, during the period from a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan loss, non-interest income, net income or net income per share of the Company and its subsidiaries as compared on the corresponding period in the preceding year except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and
         (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                  (e) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

                  (f) If the NASD is required to pass upon the fairness and reasonableness of the underwriting terms and arrangements, at the applicable Closing Time, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by such of you as may be named in such Terms Agreement by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

Section 6. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); PROVIDED FURTHER, that as to any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Debt Securities to any person by that Underwriter if (i) that Underwriter failed to send or give a copy of the Prospectus (excluding the documents incorporated by reference therein), as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the Company delivered to that Underwriter a sufficient number of copies of the Prospectus pursuant to Section 3 (a) (1) hereof, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus.

                  (b) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

                           (i) Each Underwriter severally agrees to indemnify
                  and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section

                  15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto)

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.

                  (d) In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or
         (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (e) In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
         Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (i) If at any time an indemnified party shall have
                  requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Debt Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

Section 8. REPRESENTATIONS WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or any Terms Agreement or contained in certificates of executive officers of the Company submitted pursuant thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Securities to the Underwriters.

Section 9. TERMINATION OF AGREEMENT.

                  (a) This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of 30 days' written notice of such termination to the other party hereto. Such of you as may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there shall have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration

         Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of such of you as are named in such Terms Agreement, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York, Ohio, Pennsylvania, Indiana, Michigan, Kentucky or Illinois authorities, as the case may be, or there shall have occurred a material disruption in commercial banking or securities settlement or clearing services in the United States, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities or preferred stock of the Company as of the time any applicable Terms Agreement was entered into shall have been lowered since that time or if any such rating organization shall have publicly announced that it has placed any debt securities or preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of the Offered Securities shall remain in effect so long as any Underwriter owns any such Offered Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3
         (h), the provisions of Section 4, the indemnity agreement set forth in
         Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect upon termination of this Agreement.

Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in an offering of Offered Securities shall fail at the applicable Closing Time to purchase the Offered Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the nondefaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all nondefaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any nondefaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

         In the event of any such default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

Section 11. NOTICES. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at [ ], or in respect of any Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be directed to it at National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114-3484, attention of Thomas A. Richlovsky, Senior Vice President and Treasurer.

Section 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 13. GOVERNING LAW AND TIME. This Agreement and each Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

Section 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not effect the construction hereof.

Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                                          Very truly yours,

                                          NATIONAL CITY CORPORATION


                                            By: _______________________________

                                                Name:
                                                Title:

Confirmed and accepted as of
 the date first above written:


By:______________________________
   Name:
   Title:

                                                                       Exhibit A

                            NATIONAL CITY CORPORATION

                              [Title of Securities]

                                 TERMS AGREEMENT

                                                Dated:                  , 200_



 To:  National City Corporation
      1900 East Ninth Street
      Cleveland, Ohio 44114-3484

Re: Underwriting Agreement dated                , 200_.

Dear Sirs:

We (the "Representative[s] ") understand that National City Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [$_________ aggregate principal amount] of its [senior [convertible] debt securities] [and] [subordinated [convertible] debt securities] (the "Debt Securities") [and] [_______ shares of its [convertible] preferred stock (the "Preferred Stock")] and [______ depositary shares (the "Depositary Shares") each representing _____ of a share of ______ preferred stock]. This Agreement is the Terms Agreement referred to in the underwriting agreement dated ________________ , 200_ (the "Underwriting Agreement") . Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective amounts of [[Debt Securities] [and] [Preferred Stock] [Depositary Shares]] set forth below.

                                   Principal Amount of Debt          Principal Amount of Preferred
Name of Underwriter                        Securities                             Stock
-------------------                        ----------                             -----


                                           ============                          ===========

Total                                      $___________                          $__________


                                 DEBT SECURITIES

Title of Debt Securities:

Principal amount to be issued:                    $

Senior or Subordinated:

Currency:

Current ratings:

Interest rate or formula:

Interest payment dates:

Date of maturity:

Redemption provisions:

Sinking fund requirements:

Initial public offering price:     % of the principal amount, plus accrued
  interest, if any, [or amortized original issue discount, if any,] from, 20__.

Purchase price:     % of the principal amount, plus accrued interest, if any,
  [or amortized original issue discount, if any,] from ,__________20__ (payable in same day funds).

Listing requirement: [None] [NYSE]

Convertible:

Conversion Provisions:

Closing date and location:

Additional representations, if any:

Lock-up provisions:

Defeasance provisions:

Form of Securities: [Book-Entry only]

Other terms and conditions:

                                 Preferred Stock

Title of Preferred Stock:

Principal Amount to be issued:      $

Currency:

Annual cash dividend rate:          %       Payable:

Liquidation preference per Share:

Initial public offering price:     %, plus accrued interest or
         amortized original issue discount, if any, from ________________, 200_

Purchase Price:      % plus accrued interest or amortized
         original issue discount, if any, from ________________, 200_ (payable in same day funds).

Listing Requirement:                [None]           [NYSE]

Convertible:

Initial Conversion price:  $______ per share of [Common Stock]

Other conversion provisions:

Closing date and location:

Additional representations, if any:

Redemption provisions:

Lock-up provisions:

Sinking fund requirements:

Number of Option Securities, if any:

Other terms and conditions:

                                Depositary Shares

Title of Depositary Shares:

Principal amount to be issued:      $

Currency:

Fractional amount of Preferred Stock represented by each Depositary Share:

Initial  public offering price per Depositary Share:      % of the principal
          amount, plus accrued interest [or amortized original issue discount], if any, from ______________, 200_.

Purchase price per Depositary Share:
         (amount equal to the initial public offering price set forth above, less $___________ per Depositary Share).

Annual cash dividend amount:        $       Payable:

Closing date and location:

Additional representations, if any:

Redemption provisions:

Lock-up provisions:

Sinking fund requirements:

Number of Option Securities, if any:

Other terms and conditions:

         Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the [principal amount] [number of shares] of Offered Securities set forth opposite its name.

         This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

         If the foregoing is in accordance with your understanding of the agreement between you and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                   Very truly yours,

                                   [Representative [s]]



                                   By:__________________________________

                                   Acting on behalf of themselves and the other named Underwriters



Confirmed and accepted as of
the date first above written:

NATIONAL CITY CORPORATION


By:____________________________
   Name:
   Title: